EXHIBIT 10.1

Participant Name:        ###PARTICIPANT_NAME###

Grant Name:         ###GRANT_NAME###

Grant Date:         ###GRANT_DATE###

Grant Price:         ###GRANT_PRICE###

Total ###DICTIONARY_AWARD_NAME###:         ###TOTAL_AWARDS###
###EMPLOYEE_GRANT_VEST_SCHEDULE_TABLE###

FLAGSTAR BANCORP, INC.
2006 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AND PERFORMANCE UNIT
SENIOR EXECUTIVE OFFICER AWARD AGREEMENT

This Award Agreement (this "Agreement") is made effective April ____, 2015 (the "Grant Date") by and between Flagstar Bancorp, Inc., a Michigan corporation (the "Company") and [____________] (the "Grantee").

WHEREAS, the Company sponsors and maintains the Flagstar Bancorp, Inc. 2006 Equity Incentive Plan (the "Plan"); and

WHEREAS, the Grantee, as a Participant, has been selected by the Committee to receive a grant of Restricted Stock Units and Performance Share Units and, if applicable, Quality Share Units (collectively, the "Units") under the Plan.

NOW, THEREFORE, the Company and the Grantee hereby agree as follows:

Section 1.Grant of Restricted Stock Units. The Company hereby grants to the Grantee, as of the Grant Date, an award of ###TOTAL_AWARDS### Restricted Stock Units (the "Restricted Stock Units") on the terms and conditions set forth in this Agreement and the Plan. Each Restricted Stock Unit represents the right to receive one share of Common Stock at the times and subject to the conditions set forth herein. Capitalized terms that are used but not defined herein have the meaning given to them in the Plan.

(a)
Vesting. The Restricted Stock Units granted by the Company hereunder shall vest in three (3) installments in accordance with the following schedule: (a) twenty-five percent (25%) shall vest on the first anniversary of the Grant Date, (b) twenty-five percent (25%) shall vest on the second anniversary of the Grant Date, and (c) the remaining fifty percent (50%) shall vest on the third anniversary of the Grant Date (each such date, a "RSU Vesting Date"), in each case, subject to the Grantee’s continued employment through the applicable RSU Vesting Date. Notwithstanding anything to the contrary in this Agreement or the Plan, the Restricted Stock Units shall vest immediately upon a Change in Control (unless provisions are made in connection with the transactions resulting or arising in connection with the Change in Control for the assumption or substitution of the Restricted Stock Units, in accordance with Section 12.1 of the Plan) or upon the Grantee’s death or Disability. If the Grantee’s employment is terminated (other than due to death or Disability) prior to any RSU Vesting Date, any unvested Restricted Stock Units shall be forfeited. If the

Grantee’s employment is terminated by the Company for Cause prior to any RSU Vesting Date, all vested and unvested Restricted Stock Units shall be forfeited.

(b)
Termination for Death or Disability. The Restricted Stock Units shall vest immediately and fully upon the Grantee’s termination of employment due to death or Disability and be settled in the same form and at the same time as set forth in Section 4 below.

(c)
Account. The Restricted Stock Units shall be credited to a separate account maintained for the Grantee on the books and records of the Company. All amounts credited to this account shall continue for all purposes to be part of the general assets of the Company.

Section 2.Grant of Performance Share and Quality Share Units. The Company hereby grants to the Grantee, as of the Grant Date, an award of ###TOTAL_AWARDS### Performance Share Units (the "Performance Share Units") on the terms and conditions set forth in this Agreement and the Plan. Each Performance Share Unit represents the right to receive one share of Common Stock upon the attainment of performance goals established by the Committee and described in Exhibit A, and subject to the conditions set forth herein. In addition, at the conclusion of the Performance Period (as defined in Exhibit A), an additional number of Quality Share Units (the "Quality Share Units") may be awarded depending on the Committee’s assessment of a predetermined set of quality components (also outlined in Exhibit A). If awarded, each Quality Share Unit represents the right ot receive one share of Common Stock.

(a)
Vesting. The Performance Share Units and, if applicable, the Quality Share Units granted by the Company hereunder shall vest one year following the end of the full Performance Period (as defined in Exhibit A) (the "Vesting Date"), subject to and contingent upon (i) the Grantee’s continued employment through the Vesting Date, and (ii) the Committee’s certification of the performance level attained for the Performance Period.

Notwithstanding anything to the contrary in this Agreement or the Plan, in the event of a Change in Control (unless provisions are made in connection with the transactions resulting or arising in connection with the Change in Control for the assumption or substitution of the Performance Share Units, in accordance with Section 12.1 of the Plan) or the Grantee’s death or Disability, prior to end of the Performance Period, any Performance Share Units awarded will fully vest and be paid out at target performance levels, and no Quality Share Units shall be awarded.

If the Change in Control or the Grantee’s death or Disability occurs between the end of the Performance Period and the Vesting date, any Performance Share Units and Quality Share Units shall fully vest and be paid out at the actual performance levels certified by the Committee.

If the Grantee’s employment is voluntarily or involuntarily terminated (other than due to death or Disability) prior to the Vesting Date, any unvested Performance Share Units and Quality Share Units shall be forfeited. If the Grantee’s employment is terminated by the Company for Cause prior to the Vesting Date, all vested and unvested Performance Share Units and Quality Share Units shall be forfeited, and Company shall be entitled to recoup the proceeds from the sale of any Common Stock underlying the Units.

(b)
Termination for Death or Disability. If the Grantee’s termination of employment is due to death or Disability the continued employment requirement (i.e., through the third anniversary of the Grant Date) shall be waived and the Performance Share Units and Quality Share Units shall vest according to clause (a) of this Section and shall be settled in the same form and at the same time as set forth in Section 4 below.

(c)
Account. The Performance Share Units and Quality Share Units shall be credited to a separate account maintained for the Grantee on the books and records of the Company. All amounts credited to this account shall continue for all purposes to be part of the general assets of the Company.

Section 3.Transfer Restrictions. Until such time as the Units vest and the shares of Common Stock underlying the Vested Units have been issued, the Grantee may not assign or otherwise transfer the Units or the rights relating thereto except as provided in the Plan. Any attempt to sell, pledge, assign or otherwise transfer the Units or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Units or the rights relating thereto will be forfeited by the Grantee and all of the Grantee's rights to such units or related shares of Common Stock shall immediately terminate without any payment or consideration by the Company. Once the Units vest and the shares of Common Stock underlying the Units have been issued, the Grantee may not be able to sell immediately the shares of Common Stock depending on securities laws. Any inability to sell or transfer the shares of Common Stock underlying the Units will not relieve the Grantee of the obligation to pay any required withholding taxes at the time of vesting (see discussion below under "Tax Withholding").

Section 4.Settlement of Vested Units.

(a)
Within thirty (30) calendar days following the Vesting Date and/or the RSU Vesting Date, whichever is applicable, but in no event later than March 15 of the year following the year in which the applicable Vesting Date occurs, the Company shall distribute to the Grantee the number of shares of Common Stock (either in book-entry form or otherwise) equal to the number of Vested Units.

(b)
The shares of Common Stock will be deposited into a dividend reinvestment plan in the name of the Grantee, held by the Company’s transfer agent, Registrar and Transfer Company, or its successor. All distributions in shares of Common Stock shall be in the form of whole shares of Common Stock, and any fractional share shall be distributed in cash in an amount equal to the value of such fractional share determined based on the Fair Market Value of a share of Common Stock on the applicable vesting date.

(c)
The vesting and delivery of shares of Common Stock by the Company is conditioned upon the Grantee’s prior delivery to the Company of an executed acknowledgement of the Company’s insider trading policy in a form acceptable to the Company. This Agreement is subject to compliance with applicable laws, statutes, rules, regulations and policies of, and any agreements with, any regulatory authority, body or agency having jurisdiction over the Company or any of its subsidiaries, including, but not limited to, compliance with any notice, non-objection or approvals requirements set forth in any of the foregoing.

Section 5.Tax Withholding. The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the minimum amount required to be withheld for federal, state and local taxes, domestic or foreign, including payroll taxes, in respect of the Units and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Company shall determine the amount of such withholding. The Committee, in its sole discretion, may permit the Grantee to satisfy any such tax withholding obligation by any one or a combination of the following means:

(a)	tendering a cash payment or check payable to the Company; and/or

(b)
authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Grantee as a result of the vesting of the Restricted Stock Units; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the minimum statutory amount of tax required to be withheld by law.

Any Grantee who surrenders previously owned shares of Common Stock to satisfy withholding obligations incurred in connection with the Units must comply with the applicable provisions of Rule 16b‑3 of the Exchange Act, if applicable.

Section 6.Rights as Stockholder. Except as otherwise provided in the Agreement, the Grantee shall not have any of the rights or privileges of a stockholder with respect to the shares of Common Stock underlying the Units, including but not limited to rights to vote the shares of Common Stock or to receive dividends on the shares of Common Stock, unless and until the vest and certificates representing such shares of Common Stock (which may be in book-entry form) have been issued and recorded on the records of the Company, and delivered to the Grantee. After such issuance, recordation and delivery, Grantee will have the rights of a stockholder of the Company with respect to such shares of Common Stock, subject to any restrictions on the shares of Common Stock and the terms and conditions of the Stockholder’s Agreement.

Section 7.No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to continue as an employee of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the right of the Company to terminate Grantee’s employment at any time, with or without cause.

Section 8.Adjustments. In the event that any change in the outstanding shares of Common Stock of the Company (including an exchange of Common Stock for stock or other securities of another corporation) occurs by reason of a Common Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate changes, other than for consideration received by the Company therefore, the number of shares subject to the Units awarded hereunder may be appropriately adjusted by the Committee in its sole and absolute discretion, whose determination shall be conclusive, final and binding; provided, however that fractional shares shall be rounded to the nearest whole share. In the event of any other change in the Common Stock, the Committee shall determine in its sole discretion whether such change equitably requires a change in the number or type of shares of stock subject to the Units awarded hereunder and any adjustment made by the Committee shall be conclusive, final and binding.

Section 9.Restrictive Covenants. The Grantee acknowledges and agrees that the services provided by the Grantee to the Company and its Affiliates including, but not limited to, Flagstar Bank, FSB (the "Bank"), are of a special, unique and extraordinary nature, and that the restrictions contained in this Section are necessary to prevent the use and disclosure of Confidential Information and to protect other legitimate business interests of the Company and its Affiliates. The Grantee acknowledges that all of the restrictions in this Section are reasonable in all respects, including duration, territory and scope of activity. In the event a court of competent jurisdiction determines as a matter of law that any of the terms of this Section are unreasonable or overbroad, the Company and the Grantee expressly allow such court to reform this Agreement to the extent necessary to make it reasonable as a matter of law and to enforce it as so reformed. The Grantee agrees that the restrictions contained in this Section shall be construed as separate agreements independent of any other provision of this Agreement or any other agreement between the Grantee and the Company or its Affiliates.

(a)
Confidentiality. In the course of the Grantee’s performing his duties for the Company and its Affiliates, the Company expects to provide Grantee with various proprietary, confidential and trade secret information of the Company and its Affiliates. Such proprietary, confidential and trade secret information may include, but not be limited to, any database of customer accounts; any customer, supplier and distributor list; customer profiles; information regarding sales and marketing activities and strategies; trade secrets; data regarding technology, products and services; information regarding pricing, pricing techniques and procurement; financial data and forecasts regarding the Company and customers, suppliers and distributors of the Company; software programs and intellectual property (collectively, "Confidential Information"). All Confidential Information shall be and remain the sole property of the Company and its assigns, and the Company shall be and remain the sole owner of all patents, copyrights, trademarks, names and other rights in connection therewith and without regard to whether the Company is at any particular time developing or marketing the same. The Grantee acknowledges that the Confidential Information is a valuable, special and unique asset of the Company and its Affiliates and that his access to and knowledge of the Confidential Information is essential to the performance of his duties as an employee of the Company and its Affiliates. In light of the competitive nature of the business in which the Company and its Affiliates are engaged, the Grantee agrees that he will, both during his employment or service with the Company and its Affiliates and thereafter, maintain the strict confidentiality of all Confidential Information known or obtained by him or to which he has access in connection with his employment by or service with the Company and that he will not, without prior written consent of the Board, for and on behalf of the Company, (i) disclose any Confidential Information to any person or entity (other than in proper performance of his duties hereunder)

or (ii) make any use of any Confidential Information for his own purposes or for the direct or indirect benefit of any person or entity other than the Company or its Affiliates. Confidential Information shall not be deemed to include information that (w) becomes generally available to the public through no fault of Grantee, (x) is previously known by the Grantee prior to his receipt of such information from the Company, (y) becomes available to Grantee on a non-confidential basis from a source which, to Grantee’s knowledge, is not prohibited from disclosing such information by legal, contractual or fiduciary obligation to the Company or (z) is required to be disclosed in order to comply with any applicable law or court order. Immediately upon termination of the Grantee’s employment or at any other time upon the Company’s request, the Grantee will return to the Company all memoranda, notes and data, computer software and hardware, records or other documents compiled by Grantee or made available to the Grantee during the Grantee’s employment with the Company concerning the Business of the Company, including without limitation, all files, records, documents, lists, equipment, supplies, promotional materials, keys, phone or credit cards and similar items and all copies thereof or extracts therefrom.

(b)
No Competition. For a period of one (1) year following the Grantee’s voluntary termination of employment with the Company or its Affiliates, but only if the Grantee has vested in some portion of the Units, the Grantee agrees that the Grantee shall not, on behalf of the Grantee or for others, directly or indirectly (whether as employee, consultant, investor, partner, sole proprietor or otherwise), be employed by, have an ownership interest in, or perform any services for a financial institution engaged in the same lines of business as the Company or its Affiliates ("Business of the Company") in any state of the United States where the Company is doing business. The parties agree that this provision shall not prohibit the ownership by the Grantee, solely as an investment, of securities of a person engaged in the Business of the Company if (i) the Grantee is not an "affiliate" (as such term is defined in Rule 12b-2 of the regulations promulgated under the Exchange Act) of the issuer of such securities, (ii) such securities are publicly traded on a national securities exchange and (iii) the Grantee does not, directly or indirectly, beneficially own more than two percent (2%) of the class of which such securities are a part.

(c)
No Solicitation of Employees. The Grantee agrees that, both during the Grantee’s employment with the Company and for a period of one (1) year following termination of the Grantee’s employment with the Company or its Affiliates for any reason, the Grantee will not, directly or indirectly, on behalf of the Grantee or any other person or entity, hire, engage or solicit to hire for employment or consulting or other provision of services, any person who is actively employed (or in the six (6) months preceding the Grantee’s termination of employment with the Company was actively employed) by the Company or its Affiliates, except for rehire by the Company or its Affiliates. This includes, but is not limited to, inducing or attempting to induce, or influence or attempting to influence, any person employed by the Company to terminate his or her employment with the Company.

(d)
No Solicitation of Customers. The Grantee agrees that, both during the Grantee’s employment with the Company and for a period of one (1) year following termination of the Grantee’s employment with the Company and its Affiliates for any reason, the Grantee will not directly, on behalf of any competitor of the Company or its Affiliates in the Business of the Company, solicit the business of any entity within the United States who is known by the Grantee to be a customer of the Company or its Affiliates.

(e)	Survival. The obligations and provisions contained in this Section shall survive the Grantee’s separation from service and this Agreement and shall be fully enforceable thereafter.

Section 10.Company Policies; Forfeiture.

(a)
The Grantee agrees that the grant of Restricted Stock Units, Performance Share Units, Quality Share Units, and the shares of Common Stock issued upon vesting of the Units will be subject to any applicable clawback or recoupment policies, insider trading policies, policies related to confidential information and assignment of intellectual property, stock ownership guidelines and other policies that may be implemented or updated by the Company, from time to time.

(b)
Notwithstanding anything to the contrary in this Agreement or the Plan, the Grantee agrees that during the Grantee’s employment or other service with the Company or an Affiliate and thereafter, if Grantee violates any of the restrictive covenants under Section 9 above, irrespective of whether the restrictive covenant is enforceable under applicable law, immediately upon demand by the Company, the Grantee shall return to the Company the proceeds resulting from this Agreement, including the Units and the shares of Common Stock (or the sale thereof) to the extent the foregoing were realized or received in the twenty-four months prior to Grantee’s termination for any reason.

Section 11.Notices. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery, upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or upon deposit with a reputable overnight courier. Notice shall be addressed to the Company at its principal executive office and to the Grantee at the address most recently provided by the Grantee to the Company.

Section 12.Incorporation of Plan Terms. The provisions of the Plan are incorporated by reference into these terms and conditions. To the extent any provision of this Agreement conflicts with the Plan, the terms of the Plan shall govern. The Grantee acknowledges receipt of a copy of the Plan and represents that the Grantee has reviewed the Plan and is familiar with the terms and provisions thereof. The Grantee hereby accepts this Agreement and the terms of the Plan.

Section 13.Successors and Assigns. This Agreement is personal to the Grantee and shall not be assignable by the Grantee other than by will or the laws of descent and distribution, without the written consent of the Company. This Agreement shall inure to the benefit of and be enforceable by the Grantee’s legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors. It shall not be assignable by the Company except in connection with the sale or other disposition of all or substantially all the assets or business of the Company.

Section 14.No Impact on Other Benefits. The value of the Grantee's Units is not part of the Grantee’s compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

Section 15.Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Units in this Agreement does not create any contractual right or other right to receive any Units or other awards or grants in the future. Future awards, if any, will be at the sole discretion of the Committee. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee's employment with the Company or its Affiliates.

Section 16.Amendment. The Committee shall have authority, subject to the express provisions of the Plan, to interpret this Agreement and the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to modify the terms and provisions of this Agreement, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in this Agreement in the manner and to the extent it shall deem necessary or desirable to carry it into effect. All action by the Committee under the provisions of this Section shall be final, conclusive and binding for all purposes.

Section 17.Code Section 409A. This Agreement and the award of Units hereunder are intended to be exempt from the requirements of Section 409A of the Code, and shall be interpreted and administered in accordance with such intent. Notwithstanding anything in the Plan or this Agreement to the contrary, the Grantee shall be solely responsible for the tax consequences of the Units, and in no event shall the Company have any responsibility or liability if an award under the Plan is subject to and/or fails to comply with the requirements of Code Section 409A.

Section 18.Entire Agreement. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

Section 19.Severability. If any provision of this Agreement for any reason should be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion hereof, which remaining provision or portion hereof shall remain in full force and effect as if this Agreement had been adopted with the invalid, illegal or unenforceable provision or portion hereof eliminated.

Section 20.Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Michigan, as such laws are applied to contracts entered into and performed in such State, without giving effect to the choice of law provisions thereof. The jurisdiction and venue for any disputes arising under, or any action brought to enforce the terms of, this Agreement shall be resolved exclusively in the courts of the State of Michigan, including the Federal Courts located therein (should Federal jurisdiction exist).

Section 21.Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

Section 22.Acceptance. As a condition of receiving this Award, the Grantee agrees that the Committee, and to the extent that authority is afforded to the Board, the Board, shall have full and final authority to construe and interpret the Plan and this Agreement, and to make all other decisions and determinations as may be required under the Plan or this Agreement as they may deem necessary or advisable for administration of the Plan or this Agreement, and that all such interpretations, decisions and determinations shall be final and binding on the Grantee, the Company and all other interested persons. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.

This Agreement is executed by the Company and the Grantee as of the date and year first written above.

GRANTEE	FLAGSTAR BANCORP, INC.
________________________________	By:	________________________________
	Its:	________________________________

ACKNOWLEDGEMENT OF INSIDER TRADING LAWS AND POLICY

NOTE: OUR INSIDER TRADING POLICY ADDRESSES VERY SERIOUS MATTERS. IF YOU HAVE ANY QUESTION OR DOUBT ABOUT THE APPLICABILITY OR INTERPRETATION OF THIS POLICY, PLEASE SEEK CLARIFICATION FROM OUR GENERAL COUNSEL.

The undersigned acknowledges that he/she has reviewed the Company’s Insider Trading Policy (the "Policy"), and will review any amendments to the Policy. The current Policy and any amendments will be maintained and available on the My Flagstar intranet. The undersigned agrees to comply with the restrictions and procedures contained in the Policy, as it may be amended from time to time.

Dated:	By: